EXHIBIT 22
                           HASBRO, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant (a)


Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
---------------------------                  ------------------------------

Claster Television, Inc.                              Maryland
Hasbro International, Inc.                            Delaware
  Hasbro Asia-Pacific Marketing Ltd.                  Hong Kong
  Hasbro Australia Pty. Limited                       Australia
  Hasbro Canada, Inc.                                 Canada
  Hasbro de Mexico S.A. de C.V.                       Mexico
  Hasbro Deutschland GmbH                             Germany
  Hasbro Far East LTD                                 Hong Kong
  Hasbro Israel Ltd.                                  Israel
  Hasbro New Zealand Limited                          New Zealand
  Hasbro Schweiz AG                                   Switzerland
  Hasbro U.K. Limited                                 United Kingdom
  HMS Juquetes S.A. de C.V.                           Mexico
  K'NEX International U.K.                            United Kingdom
  MB France S.A.                                      France
  MB International B.V.                               The Netherlands
    Hasbro B.V.                                       The Netherlands
    Hasbro Hellas S.A.                                Greece
    Hasbro Importacao e Exportacao de
     Jogos e Brinquedos Lds                           Portugal
    Hasbro Magyarorszag Kft                           Hungary
    Hasbro Scandinavia AS                             Denmark
    MB Nederland B.V.                                 The Netherlands
    MB Espana, S.A.                                   Spain
    S.A. Hasbro N.V.                                  Belgium
  MB Ireland Limited                                  Ireland
  Nomura Toys Limited                                 Japan
  Palmyra Holding Pte. Ltd.                           Singapore
    Palmyra (Hong Kong) Limited                       Hong Kong
    Palmyra (Malaysia) Sdn. Bhd.                      Malaysia
    Palmyra (Singapore) Pte. Ltd.                     Singapore
  3D Licensing Limited                                United Kingdom
Hasbro Managerial Services, Inc.                      Rhode Island
Larami Limited                                        Delaware
Tonka Corporation                                     Minnesota
  Hasbro Italy S.r.l.                                 Italy
  Hasbro Osterreich Ges.m.b.H                         Austria
  Juguetrenes S.A. de C.V.                            Mexico


  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.